Exhibit a (2)

                            CERTIFICATE OF AMENDMENT

                                       TO

                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                                GAM AVALON, L.P.

It is hereby certified that:

     FIRST: The name of the limited partnership (hereinafter called the "partnership") is GAM Avalon, L.P.

     SECOND: Pursuant to provisions of Section 17-202, Title 6, Delaware Code, the Certificate of Limited Partnership is amended as follows:


     From: GAM Avalon, L.P.
     To: GAM Avalon Multi-Technology, L.P.

     The undersigned, a general partner of the partnership, executed this Certificate of Amendment on August 22, 2000.

                                              Global Asset Management (USA) Inc.
                                                                 General Partner

                                                    By: /s/ Kevin J. Blanchfield
                                                 -------------------------------
                                                      Name: Kevin J. Blanchfield
                                                  Title: Chief Operating Officer